Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated November 30, 2011, with respect to the financial statements included in the Annual Report of Clearfield, Inc. on Form 10-K for the year ended September 30, 2011.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Clearfield, Inc. on Forms S-8 (File No. 333-74214, File No. 333-44500, File No. 333-44488, File No. 333-44486, File No. 333-136828, File No. 333-151504, File No. 333-166495 and File No. 333-173793) and on Forms S-3 (File No. 333-33968, File No. 333-33966 and File No. 333-44104).

/s/Grant Thornton LLP Minneapolis, Minnesota November 30, 2011